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                                                                     EXHIBIT 5.1

                        Applica Incorporated [letterhead]

Lisa R. Carstarphen
Vice President - Legal Affairs


                                             June 4, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D. C.  20549

         Re: Opinion of Counsel for Registration Statement on Form S-8 of 1998 Stock Options for Applica Incorporated

Dear Ladies and Gentlemen:

         On the date hereof, Applica Incorporated, a Florida corporation (the "Company"), sent for filing with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering and sale by the Company of up to 205,000 shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"), which will be issued upon the exercise of stock options ("Options") granted in 1998 outside its stock option plans to persons not previously employed by the Company or its subsidiaries, as a material inducement to such persons to enter into employment agreements (the "1998 Options").

         A.       Basis of Opinion

         As the basis for the opinions expressed herein, I have relied upon originals or copies of the following documents:

         1. The Company's Second Amended and Restated Articles of Incorporation, Second Amended and Restated Bylaws and corporate minute books.

         2.       The option agreements evidencing the 1998 Options.

         3.       The Registration Statement.

         4. Such other documents, instruments, certificates and matters of law as I have considered necessary or appropriate for the expression of the opinions contained herein.

         For purposes of this opinion letter, the documents and information referred to above are herein collectively referred to as the "Documents".

         B.       Opinions

         Based upon my examination and consideration of the Documents and in reliance thereon, and subject to the comments, assumptions, limitations, qualifications and exceptions set forth below, I am of the opinion that:


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                  1.       The Company presently has available shares of
authorized and unissued Common Stock from which the 205,000 shares of Common Stock proposed to be sold pursuant to the exercise of the 1998 Options may be issued; and

                  2. Assuming that the Company maintains an adequate number of authorized but unissued shares of Common Stock available for issuance to those persons who exercise their 1998 Options, and that the consideration for the underlying shares of Common Stock issued pursuant to the 1998 Options is actually received by the Company as provided in the agreements evidencing the 1998 Options, the shares of Common Stock issued pursuant to the exercise of 1998 Options will be duly and validly issued, fully paid and nonassessable.

             I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not admit that I come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

         C.       Comments, Assumptions, Limitations, Qualifications and
Exceptions

         The opinions expressed above are based upon and subject to, the further comments, assumptions, limitations, qualifications and exceptions set forth below:

                  1. I am licensed to practice law only in the State of Florida and do not hold myself out to be an expert on the laws of any jurisdiction other than the State of Florida and the United States of America. Accordingly, the opinions expressed herein are specifically limited to the laws of the State of Florida and the federal law of the United States.

                  2. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein.

                  3. I am an employee of the Company and am executing and delivering this opinion letter only in such capacity and I shall not have any personal liability for the opinions expressed herein.


                                            Sincerely,

                                            /s/ Lisa R. Carstarphen

                                            Lisa R. Carstarphen
                                            Vice President - Legal Affairs